EXHIBIT 11

                               NEUREX CORPORATION

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


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                                                                                           Years ended


                                                                    September 30,                  December 31,
                        Item                                  1994                1995                 1996
------------------------------------------------------  ------------------  ------------------  -------------------

Net loss...........................................      $  (17,967,608)    $    (9,988,938)     $  (16,475,707)
                                                        ==================  ==================  ===================
                                                        ==================  ==================  ===================

Shares used in net loss per share computation:
     Weighted average shares of common stock
     outstanding...................................          10,548,240           12,498,913         20,680,288
                                                        ==================  ==================  ===================

Net loss per share (primary and fully diluted).....     $         (1.70)              $(0.80)            $(0.80)
                                                        ==================  ==================  ===================

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